Exhibit 10.1

LOCK-UP & FORBEARANCE LETTER AGREEMENT

The undersigned understands that ActiveCare, Inc., a Delaware corporation (the “Company”) is raising up to $1,500,000 in a convertible debt security with certain terms and conditions. As such, the undersigned hereby irrevocably agrees to the terms and conditions set forth in this letter agreement relating to a lock-up of common share disposition and forbearance of any defaults which may exist in relation to the debt security held by the undersigned.

LOCK-UP

The undersigned hereby irrevocably agrees that, without the prior written consent, the undersigned will not, directly or indirectly, offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause or above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, except as provided for below, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, or publicly disclose the intention to do any of the foregoing for a period of the earlier of the date hereof and ending on the 6th month anniversary being that of June 5, 2018 or the consummation of a qualified offering, herein deemed as an offering by the Company of $3,000,000 or more (the “Lock-Up Period”).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s securities subject to this Lock-Up Letter Agreement except in compliance with this Lock-Up Letter Agreement.

FORBEARANCE

The undersigned hereby irrevocably agrees that, without the prior written consent, the undersigned will forbear from enforcing its rights and remedies against any defaults which may exist historically, currently or in the future through June 5, 2018 under the Existing Loan Documents (the “Extension Forbearance Period”).

This Lock-Up and Forbearance Letter Agreement shall automatically terminate upon the earlier of inability to close on a minimum of $550,000 on or before December 31, 2017; June 5, 2018; the consummation of a qualified offering of at least $3,000,000 by the Company.

[Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up & Forbearance Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal Representative, successors and assigns of the undersigned.

Very truly yours,

Individual:

Signature

Date: _____________

Notice Address:

____________________________
____________________________
____________________________
Attention: ___________________
Email: ______________________
Facsimile: ___________________